UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2023 (February 1, 2023)

AVAYA HOLDINGS CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware		001-38289	26-1119726
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

2605 Meridian Parkway, Suite 200
Durham,	North Carolina		27713
(Address of Principal Executive Office)			(Zip Code)
Registrant's telephone number, including area code: (908) 953-6000
N/A
(Former Name or Former Address, if Changed Since Last Report)
 ____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AVYA	New York Stock Exchange

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Carrie Teffner to the Board of Avaya Holdings Corp.

On February 1, 2023, the Board of Directors (the “Board”) of Avaya Holdings Corp. (the “Company”), increased the size of the Board by one director, from eight to nine members, effective immediately and appointed Ms. Carrie Teffner to fill the vacancy resulting from the increase in the size of the Board. Ms. Teffner will serve as a director until her successor has been elected and qualified, subject to her earlier death, resignation, retirement, disqualification or removal. At this time Ms. Teffner is not expected to serve on any committees of the Board.

Ms. Teffner, who is 56 years old, is currently a board member at DXC Technology (NYSE: DXC), BFA Industries and the International Data Group. From September 2018 to June 2021, Ms. Teffner served on the Board of Directors of GameStop Inc. (NYSE: GME). Ms. Teffner also served on the Board of Directors of Ascena Retail Group, Inc. (NASDAQ: ASNA) from October 2018 to March 2021, where she also served as Interim Executive Chair from May 2019 to March 2021, and on the Board of Directors of Crocs, Inc. (NASDAQ: CROX) from June 2015 to December 2015. She previously served as Executive Vice President and Chief Financial Officer at Crocs, Inc., PetSmart (NASDAQ: PETM) and Weber-Stephens LLC and as Senior Vice President and Chief Financial Officer of Timberland Co. (NYSE: TBL). Ms. Teffner spent the first 21 years of her career in various leadership positions with Sara Lee Corporation (NYSE: SLE), including in division and segment Chief Financial Officer roles and as Corporate Treasurer. Ms. Teffner holds Master of Business Administration and Bachelor of Science degrees from the University of Vermont and serves on the Grossman School of Business Board of Advisors.

In connection with Ms. Teffner’s appointment, the Company entered into an independent agent letter (the “Teffner Agreement”) with Ms. Teffner. Pursuant to the Teffner Agreement, Ms. Teffner will receive cash compensation equal to $42,500 each month payable in advance for her service on the Board and will be covered by the Company’s directors’ and officers’ insurance policy. The description of the Teffner Agreement is qualified in its entirety by the full text of the Teffner Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023.

There are no arrangements or understandings between Ms. Teffner and any other person pursuant to which she was appointed as director of the Company. In addition, there are no family relationships between Ms. Teffner and any director or executive officer of the Company and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. The Board determined that Ms. Teffner will be independent under applicable New York Stock Exchange listing standards.

Appointment of David M. Barse to the Board of Avaya Inc.

On February 1, 2023, the board of directors (the “Subsidiary Board”) of Avaya Inc., a wholly-owned direct subsidiary of Avaya Holdings Corp., appointed Mr. David M. Barse as a director on the Subsidiary Board effective immediately. Mr. Barse, who is 60 years old, has more than 30 years of experience in finance and financial and trading markets. Mr. Barse is the founder and CEO of XOUT Capital, an index company, the founder of DMB Holdings, a private family office, and previously served as the CEO of Third Avenue Management. Mr. Barse currently serves as Chairman of the Board of Directors for the City Parks Foundation, as well as on the Board of Trustees of Brooklyn Law School and as the Chair of its Finance Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA HOLDINGS CORP.
Date: February 3, 2023	By:	/s/ Rebecca A. Roof
	Name:	Rebecca A. Roof
	Title:	Interim Chief Financial Officer